Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:
Timothy A. Bonang, Vice President, Investor Relations, or Katie Strohacker, Senior Manager, Investor Relations
(617) 796-8232
www.hptreit.com

Hospitality Properties Trust Announces 2013 Third Quarter Results

Newton, MA (November 5, 2013).  Hospitality Properties Trust (NYSE: HPT) today announced its financial results for the quarter and nine months ended September 30, 2013.

Results for the Quarter Ended September 30, 2013:

Normalized funds from operations, or Normalized FFO, for the quarter ended September 30, 2013 were $105.8 million, or $0.76 per share, compared to Normalized FFO for the quarter ended September 30, 2012 of $91.5 million, or $0.74 per share.

Net income available for common shareholders was $16.7 million, or $0.12 per share, for the quarter ended September 30, 2013 compared to $29.5 million, or $0.24 per share, for the quarter ended September 30, 2012.  Net income available for common shareholders for the quarter ended September 30, 2013 was reduced by $5.6 million, or $0.04 per share, due to the liquidation preference for HPT’s preferred shares that were redeemed during that period exceeding the carrying value for those preferred shares and includes a $5.8 million, or $0.04 per share, loss on asset impairment recognized in connection with the taking of one of HPT’s travel center properties by eminent domain proceedings.  Net income available for common shareholders for the quarter ended September 30, 2012 included a $10.6 million, or $0.09 per share, gain on sale of real estate and was reduced by $5.0 million, or $0.04 per share, due to the liquidation preference for HPT’s preferred shares that were redeemed during that period exceeding the carrying value for those preferred shares.

The weighted average number of common shares outstanding was 139.8 million and 123.6 million for the quarters ended September 30, 2013 and 2012, respectively.

A reconciliation of net income available for common shareholders determined according to U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, and Normalized FFO for the quarters ended September 30, 2013 and 2012 appears later in this press release.

Results for the Nine Months Ended September 30, 2013:

Normalized FFO for the nine months ended September 30, 2013 were $307.0 million, or $2.27 per share, compared to Normalized FFO for the nine months ended September 30, 2012 of $280.9 million, or $2.27 per share.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.

No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Net income available for common shareholders was $73.4 million, or $0.54 per share, for the nine months ended September 30, 2013 compared to $85.3 million, or $0.69 per share, for the nine months ended September 30, 2012.  Net income available for common shareholders for the nine months ended September 30, 2013 includes a $6.9 million, or $0.05 per share, income tax benefit recorded in connection with the restructuring of certain of HPT’s taxable REIT subsidiaries, was reduced by $5.6 million, or $0.04 per share, due to the liquidation preference for HPT’s preferred shares that were redeemed during that period exceeding the carrying value for those preferred shares and includes an $8.0 million, or $0.06 per share, loss on asset impairment recognized in connection with the taking of one of HPT’s travel center properties by eminent domain proceedings and its plan to sell one hotel.  Net income available for common shareholders for the nine months ended September 30, 2012, included a $10.6 million, or $0.09 per share, gain on sale of real estate and was reduced by $8.0 million, or $0.06 per share, due to the liquidation preference for HPT’s preferred shares that were redeemed during that period exceeding the carrying value for those preferred shares.

The weighted average number of common shares outstanding was 135.0 million and 123.6 million for the nine months ended September 30, 2013 and 2012, respectively.

A reconciliation of net income available for common shareholders determined according to GAAP to FFO and Normalized FFO for the nine months ended September 30, 2013 and 2012 appears later in this press release.

Hotel Portfolio Performance:

For the quarter ended September 30, 2013 compared to the same period in 2012 for HPT’s 287 comparable hotels: average daily rate, or ADR, increased 3.2% to $104.72; occupancy increased 3.4 percentage points to 75.9%; and revenue per available room, or RevPAR, increased 8.1% to $79.48.

During the quarter ended September 30, 2013, HPT had 33 comparable hotels under renovation for all or part of the quarter.  For the quarter ended September 30, 2013 compared to the same period in 2012 for HPT’s 254 comparable hotels not under renovation: ADR increased 3.0% to $107.09; occupancy increased 4.1 percentage points to 77.8%; and RevPAR increased 8.7% to $83.32.

For the nine months ended September 30, 2013 compared to the same period in 2012 for HPT’s 285 comparable hotels: ADR increased 3.0% to $102.87; occupancy increased 3.1 percentage points to 73.0%; and RevPAR increased 7.6% to $75.10.

During the nine months ended September 30, 2013, HPT had 67 comparable hotels under renovation for all or part of the period.  For the nine months ended September 30, 2013 compared to the same period in 2012 for HPT’s 218 comparable hotels not under renovation: ADR increased 2.6% to $103.89; occupancy increased 5.2 percentage points to 75.2%; and RevPAR increased 10.2% to $78.13.

Tenants and Managers:

As of September 30, 2013, HPT had nine operating agreements with seven hotel operating companies for 291 hotels with 44,015 rooms which represent 67% of HPT’s total annual minimum returns and rents.

•                  During the three months ended September 30, 2013, 122 hotels owned by HPT were operated by subsidiaries of Marriott International, Inc. (NASDAQ: MAR), or Marriott, under three contracts.  Marriott contract No. 1 includes 53 hotels and provides for annual minimum return payments to HPT of up to $67.5 million. Because there is no guarantee or security deposit for this contract, the minimum returns HPT receives under this contract are limited to available hotel cash flow after payment of operating expenses.  During the three months ended September 30, 2013, HPT realized returns under its Marriott contract No. 1 of $16.8 million.  Marriott contract No. 234 includes 68 hotels and requires annual minimum returns to HPT of $105.3 million.  During the three months ended September 30, 2013, HPT was paid the contractual amounts due under contract No. 234 for the period.  At September 30, 2013, there was $30.7 million remaining under Marriott’s guaranty under contract No. 234 to cover future payment shortfalls for up to 90% of the minimum returns due to HPT.  Marriott contract No. 5 includes one resort hotel in Kauai, HI which is leased to Marriott on a full recourse basis.  The contractual rent due HPT for this hotel for the three months ended September 30, 2013 of $2.5 million was paid to HPT.

•                  During the three months ended September 30, 2013, HPT was paid the contractual amounts due under its management contract with subsidiaries of InterContinental Hotels Group, plc (LON: IHG; NYSE: IHG (ADRs)), or InterContinental, including 91 hotels and requiring minimum returns to HPT of $136.0 million per year.  During the three months ended September 30, 2013, HPT’s available security deposit was replenished by $1.4 million from the net operating results these hotels generated in excess of the minimum returns due to HPT for the period.  At September 30, 2013, the available security deposit which HPT held to cover future payment shortfalls was $27.9 million.

•                  As of September 30, 2013, HPT’s remaining 78 hotels are operated under five contracts: one management contract with a subsidiary of Hyatt Hotels Corporation (NYSE: H), or Hyatt (22 hotels); one management contract with a subsidiary of Wyndham Worldwide Corporation (NYSE: WYN), or Wyndham (22 hotels); one management agreement with Sonesta International Hotels Corporation, or Sonesta (22 hotels); one management contract with a subsidiary of Carlson Hotels Worldwide, or Carlson (11 hotels); and one lease with a subsidiary of Morgans Hotel Group Co. (NASDAQ: MHGC) (1 hotel).  Minimum returns and rents due HPT are partially guaranteed under the Hyatt, Wyndham and Carlson contracts.

•                  For the three months ended September 30, 2013, the aggregate coverage ratio of (x) total hotel cash flow available to pay HPT’s minimum returns and rents due from hotels to (y) HPT’s minimum returns and rents due from hotels was 0.92x (0.28x to 1.58x).  As of September 30, 2013, approximately 71% of HPT’s aggregate annual minimum returns and rents from its hotels were secured by guarantees and security deposits from HPT’s managers and tenants pursuant to the terms of the hotel operating agreements.

As of September 30, 2013, HPT had two leases with TravelCenters of America LLC, or TA, for 184 travel centers located along the U.S. Interstate Highway system which represent 33% of HPT’s total annual minimum returns and rents.  As of September 30, 2013, all payments due to HPT from TA under these leases were current.  For the three months ended September 30, 2013, the aggregate coverage ratio of (x) total cash flow at the leased travel centers available to pay HPT’s minimum rent due from TA to (y) HPT’s minimum rent due from TA was 1.76x.

Recent Investment Activities:

On August 1, 2013, HPT acquired a full service hotel in Florham Park, NJ for $52.8 million, excluding closing costs, and added it to its management contract with Wyndham.  HPT’s annual minimum returns under the Wyndham agreement increased by $4.2 million and the maximum amount of the limited guaranty provided by Wyndham which secures payment of the minimum returns for this and other hotels in that combination contract increased to $35.7 million ($18.3 million remaining as of September 30, 2013) upon closing of this hotel acquisition.  HPT has agreed to invest approximately $10.0 million to renovate this hotel to Wyndham brand standards; and as this investment is funded, the minimum returns due HPT will increase according to a contractual formula.

On September 18, 2013, HPT agreed to acquire a 223 room full service hotel located in Orlando, FL for $21.0 million, excluding closing costs.  HPT plans to convert this hotel to a “Sonesta” brand hotel and add it to its management contract with Sonesta, that currently covers 22 hotels.

Recent Financing Activities:

On July 1, 2013, HPT redeemed all of its 6.7 million outstanding shares of 7% Series C Cumulative Redeemable Preferred Shares for $25.00 per share plus accrued and unpaid distributions ($169.0 million in total). HPT funded this redemption with proceeds from its June 2013 senior notes offering.

Conference Call:

On Tuesday, November 5, 2013, at 11:00 a.m. Eastern Time, John Murray, President and Chief Operating Officer, and Mark Kleifges, Treasurer and Chief Financial Officer, will host a conference call to discuss the results for the quarter ended September 30, 2013. The conference call telephone number is (888) 276-9996.  Participants calling from outside the United States and Canada should dial (612) 332-1214.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available beginning on Tuesday, November 5, 2013 and will run through Tuesday, November 12, 2013.  To hear the replay, dial (320) 365-3844.  The replay pass code is 305210.

A live audio webcast of the conference call will also be available in a listen only mode on HPT’s website, which is located at www.hptreit.com.  Participants wanting to access the webcast should visit HPT’s website about five minutes before the call.  The archived webcast will be available for replay on HPT’s website for about one week after the call. The transcription, recording and retransmission in any way of HPT’s third quarter conference call are strictly prohibited without the prior written consent of HPT.

Supplemental Data:

A copy of HPT’s Third Quarter 2013 Supplemental Operating and Financial Data is available for download at HPT’s website, www.hptreit.com.  HPT’s website is not incorporated as part of this press release.

Hospitality Properties Trust is a real estate investment trust, or REIT, which as of September 30, 2013, owned 291 hotels and 184 travel centers located in 44 states, Puerto Rico and Canada. HPT is headquartered in Newton, MA.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER HPT USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, HPT IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON HPT’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT $30.7 MILLION REMAINED, AS OF SEPTEMBER 30, 2013, TO PARTIALLY FUND MINIMUM PAYMENT SHORTFALLS UNDER THE TERMS OF A LIMITED GUARANTY PROVIDED BY MARRIOTT.  THIS STATEMENT MAY IMPLY THAT MARRIOTT WILL BE ABLE OR WILLING TO FULFILL ITS OBLIGATION UNDER THIS GUARANTY OR THAT FUTURE SHORTFALLS WILL NOT EXHAUST THE GUARANTY CAP.  HOWEVER, THIS GUARANTY EXPIRES ON DECEMBER 31, 2019, AND HPT CAN PROVIDE NO ASSURANCE WITH REGARD TO MARRIOTT’S FUTURE ACTIONS OR THE FUTURE PERFORMANCE OF HPT’S HOTELS TO WHICH THE MARRIOTT LIMITED GUARANTY APPLIES.

•                  THIS PRESS RELEASE INDICATES THAT HPT IS HOLDING A SECURITY DEPOSIT TO COVER THE SHORTFALL IN MINIMUM PAYMENTS OWED TO IT UNDER ITS INTERCONTINENTAL AGREEMENT, AND THAT THE REMAINING AVAILABLE SECURITY DEPOSIT TO COVER FUTURE PAYMENT SHORTFALLS WAS $27.9 MILLION AS OF SEPTEMBER 30, 2013. THE SECURITY DEPOSIT WHICH HPT IS HOLDING IS LIMITED IN AMOUNT. THERE CAN BE NO ASSURANCE REGARDING THE AMOUNT OF PAYMENTS HPT MAY RECEIVE IN THE FUTURE UNDER THIS AGREEMENT, AND FUTURE SHORTFALLS MAY EXCEED THE AMOUNT OF THE SECURITY DEPOSIT HPT HOLDS. MOREOVER, THE SECURITY DEPOSIT IS NOT ESCROWED OR OTHERWISE SEGREGATED FROM HPT’S OTHER ASSETS AND LIABILITIES; ACCORDINGLY, IF HPT APPLIES THIS SECURITY DEPOSIT TO COVER MINIMUM PAYMENTS DUE, HPT WILL RECORD INCOME BUT IT WILL NOT RECEIVE ANY ADDITIONAL CASH.

•                  THIS PRESS RELEASE STATES THAT AS OF SEPTEMBER 30, 2013, APPROXIMATELY 71% OF HPT’S AGGREGATE ANNUAL MINIMUM RETURNS AND RENTS FOR ITS HOTELS WERE SECURED BY GUARANTEES AND SECURITY DEPOSITS FROM HPT’S MANAGERS AND TENANTS.  THIS MAY IMPLY THAT THESE MINIMUM RETURNS AND RENTS WILL BE PAID.  IN FACT, THESE GUARANTEES AND SECURITY DEPOSITS ARE LIMITED IN AMOUNT AND DURATION AND THE GUARANTEES ARE SUBJECT TO THE GUARANTORS’ ABILITY AND WILLINGNESS TO PAY.  FURTHER, THE APPLICATION OF SECURITY DEPOSITS TO COVER SHORTFALLS WILL RESULT IN HPT RECORDING INCOME, BUT WILL NOT RESULT IN HPT RECEIVING ADDITIONAL CASH.

•                  THIS PRESS RELEASE STATES THAT HPT AGREED TO ACQUIRE A HOTEL FOR $21.0 MILLION.  THIS TRANSACTION IS SUBJECT TO VARIOUS TERMS AND CONDITIONS

TYPICAL OF COMMERCIAL REAL ESTATE TRANSACTIONS.  THESE TERMS AND CONDITIONS MAY NOT BE MET.  AS A RESULT, THIS TRANSACTION MAY NOT OCCUR OR MAY BE DELAYED OR ITS TERMS MAY CHANGE.

•                  THIS PRESS RELEASE STATES THAT HPT HAS AGREED TO INVEST APPROXIMATELY $10.0 MILLION TO RENOVATE A HOTEL TO WYNDHAM BRAND STANDARDS.   HOTEL RENOVATION COSTS ARE DIFFICULT TO PROJECT.  RENOVATION PROJECTS OFTEN COST MORE THAN ANTICIPATED.  ACCORDINGLY, HPT MAY BE REQUIRED TO INVEST ADDITIONAL AMOUNTS THAN THOSE NOW EXPECTED TO COMPLETE THESE RENOVATION PLANS.

THE INFORMATION CONTAINED IN HPT’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN HPT’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM HPT’S FORWARD LOOKING STATEMENTS. HPT’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON HPT’S FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, HPT DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

(end)

Hospitality Properties Trust

CONDENSED CONSOLIDATED STATEMENTS OF INCOME, FUNDS FROM OPERATIONS

AND NORMALIZED FUNDS FROM OPERATIONS

(amounts in thousands, except per share data)

(Unaudited)

		Three Months Ended September 30,		Nine Months Ended September 30,
		2013	2012	2013	2012
	Revenues:
	Hotel operating revenues (1)	$348,908	$251,722	$990,436	$741,775
	Rental income (1)	62,731	73,915	186,799	220,863
	FF&E reserve income (2)	636	4,431	1,828	12,033
	Total revenues	412,275	330,068	1,179,063	974,671
	Expenses:
	Hotel operating expenses (1)	249,862	184,566	705,054	527,806
	Depreciation and amortization	76,048	66,566	221,926	192,206
	General and administrative	13,094	10,336	37,156	32,333
	Acquisition related costs (3)	1,090	84	3,180	1,648
	Loss on asset impairment (4)	5,837	—	8,008	889
	Total expenses	345,931	261,552	975,324	754,882
	Operating income	66,344	68,516	203,739	219,789
	Interest income	18	116	97	233
	Interest expense (including amortization of deferred financing costs and debt discounts of $1,584, $1,694, $4,620 and $4,648, respectively)	(37,986)	(34,854)	(108,188)	(101,660)
	Gain on sale of real estate (5)	—	10,602	—	10,602
	Equity in earnings of an investee	64	115	219	236
	Income before income taxes	28,440	44,495	95,867	129,200
	Income tax benefit (expense) (6)	(873)	163	4,559	(3,908)
	Net income	27,567	44,658	100,426	125,292
	Excess of liquidation preference over carrying value of preferred shares redeemed (7)	(5,627)	(5,040)	(5,627)	(7,984)
	Preferred distributions	(5,199)	(10,138)	(21,393)	(32,048)
	Net income available for common shareholders	$16,741	$29,480	$73,406	$85,260

	Calculation of Funds from Operations (FFO) and Normalized FFO: (8)

	Net income available for common shareholders	$16,741	$29,480	$73,406	$85,260
Add:	Depreciation and amortization	76,048	66,566	221,926	192,206
	Loss on asset impairment (4)	5,837	—	8,008	889
	Gain on sale of real estate (5)	—	(10,602)	—	(10,602)
	FFO	98,626	85,444	303,340	267,753
Add:	Deferred percentage rent (9)	464	919	1,746	3,481
	Acquisition related costs (3)	1,090	84	3,180	1,648
	Excess of liquidation preference over carrying value of preferred shares redeemed (7)	5,627	5,040	5,627	7,984
Less:	Deferred income tax benefit (6)	—	—	(6,868)	—
	Normalized FFO	$105,807	$91,487	$307,025	$280,866

	Weighted average common shares outstanding	139,764	123,577	135,030	123,553

	Per common share amounts:
	Net income available for common shareholders	$0.12	$0.24	$0.54	$0.69
	FFO (8)	$0.71	$0.69	$2.25	$2.17
	Normalized FFO (8)	$0.76	$0.74	$2.27	$2.27

See Notes on page 8

(1)         At September 30, 2013, HPT owned 291 hotels; 288 of these hotels are leased by HPT to its taxable REIT subsidiaries and managed by hotel operating companies and three hotels are leased to hotel operating companies. At September 30, 2013, HPT also owned 184 travel centers that are leased to a travel center operating company under two lease agreements.  HPT’s Condensed Consolidated Statements of Income include hotel operating revenues and expenses of managed hotels and rental income from its leased hotels and travel centers.  Certain of HPT’s managed hotels had net operating results that were, in the aggregate, $15,258 and $20,300, less than the minimum returns due to HPT in the three months ended September 30, 2013 and 2012, respectively, and $44,475 and $46,697 less than the minimum returns due to HPT in the nine months ended September 30, 2013 and 2012, respectively.  When the managers of these hotels fund the shortfalls under the terms of HPT’s operating agreements or their guarantees, HPT reflects such fundings (including security deposit applications) in its Condensed Consolidated Statements of Income as a reduction of hotel operating expenses. The reduction to hotel operating expenses was $4,445 and $12,791 in the three months ended September 30, 2013 and 2012, respectively, and $12,597 and $30,483 in the nine months ended September 30, 2013 and 2012, respectively.  HPT had shortfalls at certain of its managed hotel portfolios not funded by the managers of these hotels under the terms of its operating agreements of $10,813 and $9,840 in the three months ended September 30, 2013 and 2012, respectively, and $31,878 and $16,210 in the nine months ended September 30, 2013 and 2012, respectively, which represent the unguaranteed portions of HPT’s minimum returns from Marriott and from Sonesta.

(2)         Various percentages of total sales at certain of HPT’s hotels are escrowed as reserves for future renovations or refurbishment, or FF&E reserve escrows.  HPT owns all the FF&E reserve escrows for its hotels.  HPT reports deposits by its third party tenants into the escrow accounts as FF&E reserve income.  HPT does not report the amounts which are escrowed as FF&E reserves for its managed hotels as FF&E reserve income.

(3)         Represents costs associated with HPT’s hotel acquisition activities.

(4)         HPT recorded a $5,837, or $0.04 per share, loss on asset impairment in the three months ended September 30, 2013 in connection with an eminent domain taking of its travel center in Roanoke, VA by the Virginia Department of Transportation.  HPT recorded a $2,171, or $0.02 per share, loss on asset impairment in the three months ended June 30, 2013 in connection with its plan to sell one hotel. HPT recorded an $889, or $0.01 per share, loss on asset impairment in the three months ended March 31, 2012 in connection with its decision to remove certain of its hotels from held for sale status.

(5)         HPT recorded a $10,602, or $0.09 per share, gain on sale of real estate in the three months ended September 30, 2012 in connection with the sales of three of its hotels.

(6)         HPT recorded a $6,868, or $0.05 per share, income tax benefit in the nine months ended September 30, 2013 in connection with the restructuring of certain of its TRSs.

(7)         On July 1, 2013, HPT redeemed all of its outstanding Series C Preferred Shares at their liquidation preference of $25 per share, plus accumulated and unpaid distributions. The liquidation preference of the redeemed shares exceeded the carrying amount for the redeemed shares as of the date of redemption by $5,627, or $0.04 per share, and HPT reduced net income available to common shareholders for the three months ended September 30, 2013, by that excess amount. On February 13, 2012, HPT redeemed all of its outstanding Series B Preferred Shares at their liquidation preference of $25 per share, plus accumulated and unpaid distributions. The liquidation preference of the redeemed shares exceeded the carrying amount for the redeemed shares as of the date of redemption by $2,944, or $0.02 per share, and HPT reduced net income available to common shareholders for the three months ended March 31, 2012, by that excess amount. On September 10, 2012, HPT redeemed 6,000,000 of its Series C Preferred Shares at their liquidation preference of $25 per share, plus accumulated and unpaid distributions. The liquidation preference of the redeemed shares exceeded the carrying amount for the redeemed shares as of the date of redemption by $5,040, or $0.02 per share, and HPT reduced net income available to common shareholders for the three months ended September 30, 2012, by that excess amount.

(8)         HPT calculates FFO and Normalized FFO as shown above.  FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, excluding any gain or loss on sale of properties and loss on impairment of real estate assets, plus real estate depreciation and amortization, as well as certain other adjustments currently not applicable to HPT.  HPT’s calculation of Normalized FFO differs from NAREIT’s definition of FFO because it includes estimated percentage rent in the period to which it estimates that it relates rather than when it is recognized as income in accordance with GAAP and excludes the excess of liquidation preference over carrying value of preferred shares redeemed, acquisition related costs and the deferred income tax benefit described above.  HPT considers FFO and Normalized FFO to be appropriate measures of operating performance for a REIT, along with net income, net income available for common shareholders, operating income and cash flow from operating activities.  HPT believes that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of HPT’s operating performance between periods and between HPT and other REITs.  FFO and Normalized FFO are among the factors considered by HPT’s Board of Trustees when determining the amount of distributions to its shareholders.  Other factors include, but are not limited to, requirements to maintain HPT’s status as a REIT, limitations in its revolving credit facility and term loan agreements and public debt covenants, the availability of debt and equity capital to HPT, HPT’s expectation of its future capital requirements and operating performance, and its expected needs and availability of cash to pay its obligations. FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, operating income, net income available for common shareholders or cash flow from operating activities, determined in accordance with GAAP, or as indicators of HPT’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of HPT’s needs.  HPT believes FFO and Normalized FFO may facilitate an understanding of its consolidated historical operating results.  These measures should be considered in conjunction with net income, operating income, net income available for common shareholders and cash flow from operating activities as presented in HPT’s Condensed Consolidated Statements of Income and Comprehensive Income and Condensed Consolidated Statements of Cash Flows.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than HPT does.

(9)         In calculating net income in accordance with GAAP, HPT recognizes percentage rental income received for the first, second and third quarters in the fourth quarter, which is when all contingencies have been met and the income is earned. Although HPT defers recognition of this revenue until the fourth quarter for purposes of calculating net income, HPT includes these estimated amounts in the calculation of Normalized FFO for each quarter of the year. The fourth quarter Normalized FFO calculation excludes the amounts recognized during the first three quarters.

Hospitality Properties Trust

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share data)

(Unaudited)

	September 30,	December 31,
	2013	2012
ASSETS

Real estate properties:
Land	$1,472,184	$1,453,399
Buildings, improvements and equipment	5,853,908	5,445,710
	7,326,092	6,899,109
Accumulated depreciation	(1,708,065)	(1,551,160)
	5,618,027	5,347,949

Cash and cash equivalents	17,118	20,049
Restricted cash (FF&E reserve escrow)	30,333	40,744
Other assets, net	236,387	226,383
	$5,901,865	$5,635,125

LIABILITIES AND SHAREHOLDERS’ EQUITY

Unsecured revolving credit facility	$193,000	$320,000
Unsecured term loan	400,000	400,000
Senior notes, net of discounts	2,295,027	1,993,880
Convertible senior notes, net of discounts	8,478	8,478
Security deposits	28,023	26,577
Accounts payable and other liabilities	97,585	132,032
Due to related persons	15,187	13,696
Dividends payable	5,166	6,664
Total liabilities	3,042,466	2,901,327

Commitments and contingencies

Shareholders’ equity:
Preferred shares of beneficial interest; no par value; 100,000,000 shares authorized:
Series C preferred shares; 7% cumulative redeemable; zero and 6,700,000 shares issued and outstanding, respectively, aggregate liquidation preference of zero and $167,500, respectively	—	161,873
Series D preferred shares; 7 1/8% cumulative redeemable; 11,600,000 shares issued and outstanding, aggregate liquidation preference of $290,000	280,107	280,107
Common shares of beneficial interest, $.01 par value; 200,000,000 shares authorized; 139,831,549 and 123,637,424 shares issued and outstanding, respectively	1,398	1,236
Additional paid in capital	3,847,958	3,458,144
Cumulative net income	2,485,302	2,384,876
Cumulative other comprehensive income	10,704	2,770
Cumulative preferred distributions	(274,820)	(253,426)
Cumulative common distributions	(3,491,250)	(3,301,782)
Total shareholders’ equity	2,859,399	2,733,798
	$5,901,865	$5,635,125